                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                         GABELLI ASSET MANAGEMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                      Gabelli Asset Management Letterhead

FROM THE CHAIRMAN

April 19, 2001

Dear Shareholders:

I cordially invite you to attend our second Annual Meeting of Shareholders on Tuesday, May 15, 2001, at the Cole Auditorium, Greenwich Public Library, 101 West Putnam Avenue, Greenwich, CT 06830, at 10:00 a.m. Our proxy statement, proxy card and 2000 Annual Report are enclosed.

At the meeting, we will review our 2000 financial results and outlook for the future, and then we will conduct the formal business (the election of directors). I will be available to answer your questions.

I look forward to seeing you on May 15.

Sincerely,

/s/ Mario Gabelli
Mario J. Gabelli
Chairman of the Board
and Chief Executive Officer

                         GABELLI ASSET MANAGEMENT INC.
                              ONE CORPORATE CENTER
                              RYE, NEW YORK 10580

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 15, 2001

                            ------------------------

     We will hold the Annual Meeting of Shareholders of Gabelli Asset Management Inc. at the Cole Auditorium, Greenwich Public Library, 101 West Putnam Avenue, Greenwich, CT 06830, on Tuesday, May 15, 2001, at 10:00 a.m. At the meeting, we will ask shareholders to:

     1. Elect a Board of six directors; and

     2. Vote on any other business which properly comes before the meeting.

     Shareholders of record at the close of business on March 30, 2001, are entitled to vote at the meeting or any adjournments. Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

     We encourage all shareholders to attend the meeting.

                                          By Order of the Board of Directors

                                          JAMES E. MCKEE
                                          Vice President, General Counsel
                                          and Secretary

April 19, 2001

                         GABELLI ASSET MANAGEMENT INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  MAY 15, 2001

                            ------------------------

                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of Gabelli Asset Management Inc. ("Gabelli" or the "Company") for use at our 2001 Annual Meeting of Shareholders and at any adjournments. The purpose of the meeting is to elect six directors and act upon any other matters properly brought to the meeting. We sent you this proxy statement, the proxy card, and our 2000 Annual Report to Shareholders (containing Gabelli's financial statements and other financial information for the year ended December 31, 2000) on or about April 19, 2001. The Annual Report, however, is not part of the proxy solicitation materials.

     Shareholders of record at the close of business on March 30, 2001, the record date, are entitled to vote at the annual meeting. On this record date, Gabelli had outstanding 5,489,300 shares of Class A Common Stock, par value $.001 per share ("Class A Stock"), and 24,000,000 shares of Class B Common Stock, par value $.001 per share ("Class B Stock").

     The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on March 30, 2001 shall constitute a quorum for the transaction of business at the annual meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes present or represented at the meeting are elected to serve until the 2002 annual meeting or until their successors are elected and qualify. Any matter other than the election of directors will be determined by a majority of the votes present or represented at the meeting. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or on any other matter and accordingly will have no effect.

     Gabelli will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers and employees of Gabelli and its subsidiaries may solicit proxies personally or by telephone or telegram, but will not receive additional compensation.

     The Board of Directors has selected Mario J. Gabelli, Robert S. Zuccaro and James E. McKee to act as proxies. When you sign and return your proxy card, you appoint Messrs. Gabelli, Zuccaro and McKee as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Gabelli's Secretary (James E. McKee, Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice of revocation for the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you is the one that will be counted.

     Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

                             ELECTION OF DIRECTORS

     Six directors serve on our Board of Directors. The Board has renominated all directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualify.

     All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies will be voted FOR the election of a replacement designated by the Board of Directors.

THE NOMINEES

     The following are brief biographical sketches of the six nominees. Unless otherwise noted, they have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

     The Board of Directors recommends that you vote FOR all of the following nominees:

     MARIO J. GABELLI, age 58, has served as Chairman, Chief Executive Officer, Chief Investment Officer and a director of the Company and its predecessors since November 1976. In connection with those responsibilities, he serves as director or trustee and/or an officer of registered investment companies managed by the Company and its affiliates ("Gabelli Funds"). Mr. Gabelli serves as Chairman of Lynch Corporation, a public company engaged in manufacturing; Chairman and Chief Executive Officer of Lynch Interactive Corporation, a public company engaged in multimedia and other services; and a director of Spinnaker Industries, Inc., a public company engaged in manufacturing. In addition, Mr. Gabelli is the Chairman and Chief Executive Officer of Gabelli Group Capital Partners, Inc., a private company which owns all of the Class B Stock and makes investments for its own account; and the Chairman of MJG Associates, Inc., which acts as a general partner or investment manager of various investment funds and other accounts. Mr. Gabelli also serves as a Governor of the American Stock Exchange; Overseer of Columbia University Graduate School of Business; Trustee of Fairfield University, Roger Williams University, Bruce Museum, Winston Churchill Foundation and E.L. Wiegand Foundation; Director of the National Italian American Foundation and the American-Italian Cancer Foundation; and Chairman, Patron's Committee of Immaculate Conception School.

     RAYMOND C. AVANSINO, JR., age 58, has been a director of the Company since February 2000. Mr. Avansino has been the Chairman of the Board and Chief Executive Officer of the E.L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982. He is of Counsel to the Nevada law firm of Avansino, Melarkey and Knobel, a firm he founded in 1973. He served as President and Chief Operating Officer of Hilton Hotels Corporation from 1993 to 1996, and was a member of the Nevada Gaming Commission from 1981 to 1984.

     JOHN C. FERRARA, age 49, has been a director of the Company since December 1999. Mr. Ferrara has been the President and Chief Operating Officer of SPACE.com, an internet company which offers content, news, entertainment, information and education about space, since January 2001, and Chief Financial Officer of SPACE.com since November 2000. From 1998 to 2000, he was the Executive Vice President and Chief Financial Officer for Golden Books Family Entertainment, Inc., a public company which publishes, licenses and markets entertainment products. From 1989 to 1997, Mr. Ferrara was the Vice President and Chief Financial Officer of Renaissance Communications Corporation, a public company which owned and operated television stations. From 1973 to 1989, he held various positions at American Express Company, National Broadcasting Company
(NBC) and Deloitte & Touche. Mr. Ferrara is a director of Lynch Interactive Corporation.

     PAUL B. GUENTHER, age 60, has been a director of the Company since August 2000. Mr. Guenther has been Chairman of the New York Philharmonic since 1996 and Chairman of Fordham University since 1998. From 1988 to 1995, he served as President of PaineWebber Incorporated. From 1994 until 1995, he also served as President of PaineWebber Group, Inc., the parent company of PaineWebber Incorporated. From 1966 until 1988, Mr. Guenther held a variety of other positions at PaineWebber Incorporated.

     EAMON M. KELLY, age 64, has been a director of the Company and its predecessors since 1992. Dr. Kelly is currently serving as a Professor at the Payson Center for International Development and Technology Transfer as well as in other departments at Tulane University, New Orleans. From 1982 through July 1998, he served as President and Chief Executive Officer of Tulane University. From 1974 to 1979, Dr. Kelly served in numerous positions, including Officer-in-Charge of Program Related Investments at the Ford Foundation, a philanthropic organization with initiatives in community and housing development, communications and public television, resources and environment, higher and public education, the arts and minority enterprises. Dr. Kelly's career includes numerous appointments, and most recently, the appointments by President Clinton in 1995 to the National Science Board (the governing board of the National Science Foundation) for which he currently serves as Chairman and in 1994 to the National Security Education Board. Dr. Kelly is a director of Gabelli Group Capital Partners, Inc.

     KARL OTTO POHL, age 71, has been a director of the Company since 1998. Mr. Pohl is a member of the Shareholder Committee of Sal. Oppenheim jr. & Cie., a private investment bank. Mr. Pohl is a director or trustee of all but one of the Gabelli Funds. Mr. Pohl is a former President of the Deutsche Bundesbank, Germany's Central Bank, and was Chairman of its Central Bank Council from 1980 to 1991. He also served as German Governor of the International Monetary Fund from 1980 to 1991 and as a Board Member to the Bank for International Settlements. Mr. Pohl also served as Chairman to the European Economic Community Central Bank Governors from 1990 to 1991. Mr. Pohl served as a director of Unilever from 1992 to 1998, Royal Dutch Shell from 1992 to 1997, TrizecHahn Corp. from 1992 to 2000 and Zurich Versicherungs-Gesellshaft (Insurance) from 1992 to 2000.

THE BOARD OF DIRECTORS AND COMMITTEES

     During 2000, there were four meetings of the Board of Directors. The Board of Directors of Gabelli has an Audit Committee, Compensation Committee and a Nominating Committee.

     The Audit Committee regularly meets with Gabelli's independent accountants to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, review fees charged by the independent accountants and recommend the selection of independent accountants to the

Board of Directors. Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Audit Committee. The Audit Committee met twice during 2000.

     As will be further described in the Report of the Compensation Committee, this committee establishes the compensation for the chief executive officer and generally reviews benefits and compensation for executive officers. It also administers our Stock Award and Incentive Plan and the Annual Performance Incentive Plan. Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee met twice during 2000.

     The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of Gabelli. Nominations for director(s) submitted to the committee by shareholders are evaluated according to our needs and the nominee's knowledge, experience and background. Messrs. Gabelli and Pohl are the members of the Nominating Committee. The Nominating Committee met twice in 2000.

     Each director attended all of the meetings of the Board and the Board committees of which he was a member (during the period that he served as a director or committee member).

COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of Gabelli receive no compensation for serving as a director of Gabelli. Directors who are not officers or employees of Gabelli receive annual cash retainers and meeting fees as follows:

Board Member................................................  $20,000
Committee...................................................  $ 5,000
Attendance in person at Board or Committee Meeting..........  $ 1,000
Attendance by telephone at Board or Committee Meeting.......  $   500

     Directors are also eligible to receive stock options. In February 1999, Mr. Pohl was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.275 per share. In February 2000, Messrs. Avansino and Ferrara were each granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.00 per share. In August 2000, Mr. Guenther was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $23.0625 per share. All of the directors' stock options were granted at 100% of fair market value on the date of grant and have a ten-year term and become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to 100% of the shares after four years from the date of the grant.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     Biographical information for Mr. Gabelli appears above. Brief biographical sketches of the other executive officers of the Company are set forth below.

     BRUCE N. ALPERT, age 49, has served as Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli Funds. Mr. Alpert is also a director of Gabelli Advisers, Inc. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Mr. Alpert also was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.

     DOUGLAS R. JAMIESON, age 46, has served as Executive Vice President and Chief Operating Officer of GAMCO Investors, Inc. (a wholly owned subsidiary of the Company) since 1986 and as a director of GAMCO Investors, Inc. since 1991. Mr. Jamieson was an investment analyst with the Gabelli & Company, Inc. from 1981 to 1986.

     JAMES E. MCKEE, age 37, has served as Vice President, General Counsel and Secretary of the Company or its predecessor since August 1995 and as Vice President, General Counsel and Secretary of GAMCO Investors, Inc. since December 1993. Mr. McKee also serves as Secretary of the Company's subsidiaries and most of the Gabelli Funds. Prior to joining the Company, he was with the Securities and Exchange Commission in New York as a Branch Chief from 1992 to 1993 and as a Staff Attorney from 1989 through 1992, where he worked on matters involving registered investment advisers and investment companies.

     ROBERT S. ZUCCARO, age 44, has served as Vice President and Chief Financial Officer of the Company since June 1998. Mr. Zuccaro also serves as a director of Gabelli & Company, Inc. Prior to joining the Company, he was Vice President and Treasurer of Cybex International, Inc., an international, publicly held manufacturer of medical, rehabilitative and fitness products, from 1992 to 1997, and served as its Corporate Controller from 1984 to 1997. Mr. Zuccaro was previously with Shearson Lehman Bros. From 1983 to 1984 and with Ernst & Young LLC from 1979 to 1983. Mr. Zuccaro is a Certified Public Accountant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table summarizes the compensation of our executive officers who received the highest compensation during 2000:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                            ----------------------------------    ---------------------------------
                                                                   ALL OTHER      RESTRICTED   SECURITIES
                                                                     ANNUAL         STOCK      UNDERLYING    LTIP
                                            SALARY      BONUS     COMPENSATION      AWARDS      OPTIONS     PAYOUTS
NAMES AND PRINCIPAL POSITIONS        YEAR     ($)        ($)          ($)            ($)          (#)         ($)
-----------------------------        ----   -------    -------    ------------    ----------   ----------   -------
Mario J. Gabelli...................  2000        --(a)      --(b)  45,499,198(c)     --              --       --
  Chairman of the Board,             1999        --(a)      --(b)  41,798,552(c)     --              --       --
  Chief Executive Officer and        1998        --(a)      --(b)  42,352,271(c)     --              --       --
  Chief Investment Officer
Bruce N. Alpert....................  2000   300,000    600,000(d)      11,185(e)     --              --       --
  Executive Vice President and       1999   300,000    450,000         18,358(e)     --          30,000       --
  Chief Operating Officer of         1998   300,000    600,000         63,457(e)     --              --       --
  Gabelli Funds, LLC
Douglas R. Jamieson................  2000   300,000    300,000(f)   1,889,030(h)     --           3,000       --
  Executive Vice President and       1999   300,000    300,000(g)   1,181,251(h)     --          30,000       --
  Chief Operating Officer of         1998   300,000     75,000      1,031,420(h)     --              --       --
  GAMCO Investors, Inc.
James E. McKee.....................  2000   300,000    300,000(f)         532(i)     --              --       --
  Vice President, General Counsel    1999   300,000    100,000            703(i)     --          25,000       --
  and Secretary                      1998   300,000    120,000          7,130(i)     --              --       --
Robert S. Zuccaro(j)...............  2000   287,500    300,000(f)         532(k)     --              --       --
  Vice President and                 1999   212,500    275,000            703(k)     --          50,000       --
  Chief Financial Officer            1998    87,500     75,000             --        --              --       --

---------------
 (a) Mr. Gabelli received no fixed salary. Refer to footnote (c).

 (b) Mr. Gabelli received no bonus.

 (c) For 2000, represents: (i) $15,720,450 for acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $5,786,995 for acting as portfolio manager of the closed-end Gabelli Funds; (iii) $11,610,310 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $1,085,214 for providing other services, including acting as portfolio manager of partnerships and as a broker; (v) $11,295,697 representing the incentive-based management fee (which was 10% of the Company's pre-tax profits in 2000); and (vi) $532 representing a contribution made under the Company's profit-sharing plan. For 1999, represents (i) $12,976,718 for acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $6,223,090 for acting as portfolio manager of the closed-end Gabelli Funds;
     (iii) $10,035,033 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $2,409,943 for providing other services, including acting as portfolio manager of partnerships and as a broker; (v) $10,153,065 representing the incentive-based management fee (which was 20% of the Company's pre-tax profits prior to the Company's initial public offering in February 1999 (the "Offering") and 10% after the Offering); and (vi) $703 representing a contribution made under the Company's profit-sharing plan. For 1998, represents (i) $10,681,952 for acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $5,078,132 for acting as portfolio manager of the closed-end Gabelli Funds; (iii) $9,280,798 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $3,912,242 representing a special one-time investment banking fee payout; (v) $1,152,315 for providing other services, including acting as portfolio manager of partnerships and as a broker; (vi) $12,245,877 representing the incentive-based management fee (which was 20% of the Company's pre-tax profits in 1998); and (vii) $955 representing a contribution made under the Company's profit-sharing plan.

 (d) $150,000 of this amount vests on December 31, 2002 and is payable on January 15, 2003 if Mr. Alpert remains employed by the Company at that time.

 (e) For 2000, represents incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by the Company ("Variable Compensation")in the amount of $10,653, and a contribution made by the Company under its profit-sharing plan of $532. For 1999, represents Variable Compensation in the amount of $17,655, and a contribution made by the Company under its profit-sharing plan in the amount of $703. For 1998, represents Variable Compensation in the amount of $8,471, a contribution made by the Company under its profit-sharing plan of $955, and the fair value of a subsidiary stock award worth $54,031.

 (f) $100,000 of this amount vests on December 31, 2002 and is payable on January 15, 2003 if the individual remains employed by the Company at that time.

 (g) $250,000 of this amount vests on December 31, 2001 and is payable on January 15, 2002 if Mr. Jamieson remains employed by the Company at that time. In lieu of interest, Mr. Jamieson will be paid an amount equal to the appreciation in the market value of $250,000 of the Class A Stock from January 1, 2000 through December 31, 2000, and money market rates thereafter until December 31, 2001.

 (h) For 2000, represents Variable Compensation in the amount of $1,627,923, interest on deferred compensation equal to the appreciation in the market value of $250,000 of the Class A Stock during 2000 in the amount of $260,575, and a contribution made by the Company under its profit-sharing plan of $532. For 1999, represents Variable Compensation in the amount of $1,180,548, and a contribution made by the Company under its profit-sharing plan in the amount of $703. For 1998, represents Variable Compensation in the amount of $1,030,465, and a contribution made by the Company under its profit-sharing plan in the amount of $955.

 (i) For 1999 and 2000, represents contributions by the Company under its profit-sharing plan. For 1998, represents a contribution made by the Company under its profit-sharing plan of $955, and the fair value of a subsidiary stock award worth $6,175.

 (j) Mr. Zuccaro joined Gabelli in June 1998.

 (k) Represents contributions made by the Company under its profit-sharing plan.

     OPTION GRANTS TABLE. The following table shows the number of stock options granted in 2000 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and are generally exercisable with respect to 75% of the shares on the third anniversary of the grant and with respect to 100% of the shares on the fourth anniversary of the grant date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                              NUMBER OF      PERCENT OF                                     STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                             UNDERLYING      GRANTED TO      EXERCISE                       OPTION TERM
                               OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
NAME                         GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)      10% ($)
----                         -----------    -------------    --------    ----------    --------    ---------
Mario J. Gabelli...........      None             --             --            --           --           --
Bruce N. Alpert............      None             --             --            --           --           --
Douglas R. Jamieson........     3,000           1.75          16.00       2/15/10       30,192       76,512
James E. McKee.............      None             --             --            --           --           --
Robert S. Zuccaro..........      None             --             --            --           --           --

     FISCAL YEAR-END OPTIONS TABLE. The following table shows the number of unexercised options for those executive officers named in the Summary Compensation Table. No options were exercised in 2000. An "in-the-money" option was an option for which the option price of the underlying stock was less than $33.19, the closing market price of the Class A Stock on December 29, 2000.

                            FISCAL YEAR-END OPTIONS

                                                      NUMBER OF                        VALUE OF
                                                SECURITIES UNDERLYING                UNEXERCISED
                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                  DECEMBER 31, 2000             DECEMBER 31, 2000 ($)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Mario J. Gabelli...........................      --              None            --                 --
Bruce N. Alpert............................      --            30,000            --            507,375
Douglas R. Jamieson........................      --            33,000            --            558,938
James E. McKee.............................      --            25,000            --            422,813
Robert S. Zuccaro..........................      --            50,000            --            845,625

REPORT OF THE COMPENSATION COMMITTEE

     Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. In this report, the term "we" refers to members of the Compensation Committee. Our report on executive compensation for 2000 follows:

     We are responsible to the Board of Directors, and ultimately to the shareholders of Gabelli, for:

     - Determining the compensation of the chief executive officer;

     - Administering the 1999 Stock Incentive Plan and the Annual Performance Incentive Plan; and

     - Reviewing and approving the compensation policies and general compensation levels for Gabelli's executive officers.

     We recognize that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is essential to maintain Gabelli's competitive position in the investment management and securities industries, as well as to provide for the long-term success of Gabelli.

     We believe that Gabelli must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Gabelli's professional personnel. These compensation programs are keyed to achieve performance goals that our Committee and the Board determine.

EXECUTIVE OFFICER COMPENSATION

     The compensation for Gabelli's executive officers (other than for Mario J. Gabelli ("Mr. Gabelli") whose compensation is described separately below) is composed of base salary, annual bonus compensation, stock option awards and incentive-based variable compensation.

BASE SALARY AND ANNUAL BONUS

     Mr. Gabelli recommends to the Committee the amounts of the base salaries and annual bonuses for the Company's executive officers, which amounts are subject to our review and approval. We reviewed the base salaries proposed by Mr. Gabelli for the executive officers for 2000 in light of the responsibilities associated with the position held, the individual's overall level of experience, competitive practices and other subjective factors. The base salaries for all of the executive officers (other than Mr. Gabelli who receives no base salary) were set at $300,000 for 2001.

     We also reviewed the annual bonuses proposed by Mr. Gabelli for the executive officers for their services in 2000 in light of their individual and business unit performance and other subjective factors. We approved the annual bonuses reflected in the Summary Compensation Table.

STOCK OPTIONS

     Gabelli's executive compensation programs also include stock option awards, which we intended to provide additional incentives to increase shareholder value and retain qualified individuals. All 2000 stock option awards were granted with an exercise price equal to the market price of the Class A Stock at the time of the grant and become exercisable with respect to 75% of the shares after three years and with respect to 100% of the shares after four years. Individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution. There is no specific formula used to determine option awards for any individual.

VARIABLE COMPENSATION

     To the extent that they have the proper regulatory registrations, all of Gabelli's staff are eligible to receive incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by the Company. Mr. Jamieson, who provides client service to a significant number of separate accounts managed by Gabelli, received the majority of his total 2000 compensation from variable compensation payments.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Gabelli received no base salary and no annual bonus in 2000, and he has not been awarded any stock options. All of the compensation paid to Mr. Gabelli in 2000 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli's Employment Agreement.

     In February 1999, the Company entered into an Employment Agreement with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer, Chief Investment Officer of the Company, and executive for certain subsidiaries and Portfolio Manager for certain mutual funds and separate accounts. Under the Employment Agreement, Mr. Gabelli receives, as compensation for managing or overseeing the management of investment companies and partnerships, attracting mutual fund accounts, attracting or managing separate accounts, providing investment banking services, acting as a broker or otherwise generating revenues for the Company, a percentage of revenues or net profits relating to or generated by such activities (which revenues or net profits are substantially derived from assets under management). Such payments are made in a manner and at rates as agreed to from time to time by Mr. Gabelli and the Company, which rates have been and generally will be the same as those received by other professionals in the Company performing similar services. With respect to the Company's institutional and retail asset management, mutual fund advisory and brokerage business, the Company generally pays out up to 40% of the revenues or net profits to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net profits.

     Pursuant to the Employment Agreement, in addition to his revenue or net profit-based compensation, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of the aggregate pre-tax profits, if any, of the Company as computed for financial reporting purposes in accordance with generally accepted accounting principles (before consideration of this fee or the $50 million deferred payment described below or any employment taxes thereon) so long as he is an executive of the Company and devoting the substantial majority of his working time to its business. This incentive-based management fee is subject to our review at least annually for compliance with the terms thereof. Mr. Gabelli has agreed that while he is employed by the Company or for five years from the consummation of the Offering, whichever is longer, he will not provide investment management services outside of the Company, except for certain permitted accounts. Pursuant to the Employment Agreement, an assignee of Mr. Gabelli will also receive a deferred payment of $50 million on January 2, 2002, plus interest payable quarterly at an annual rate of 6%. Because these compensation arrangements were in existence before the completion of the Offering, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments until the first meeting of the Company's shareholders at which directors will be elected after December 31, 2003. Thereafter, while no assurance can be given, the Company believes that it will be able to take steps to allow for the continued deductibility of these payments pursuant to the Employment Agreement. The Employment Agreement may not be amended without the approval of this Committee.

                                          COMPENSATION COMMITTEE

                                          Raymond C. Avansino, Jr. (Chairman)
                                          John C. Ferrara
                                          Eamon M. Kelly

                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a comparison of the cumulative total return on our Class A Stock as of December 31, 2000 with that of a broad equity market index and either a published industry index or a peer group index selected by us. The following chart compares the return on the Class A Stock with the return on the Russell 2000 Index and an index comprised of public companies with the Standard Industrial Classification (SIC) Code 6282, Investment Advice. The comparison assumes that $100 was invested in the Class A Stock at the Company's initial public offering on February 11, 1999 (the "Offering") and in each of the named indices, which include the reinvestment of dividends, on February 11, 1999.

                               [COMPARISON GRAPH]

                                                Feb. 11, 1999        Dec. 31, 1999        Dec. 31, 2000
                                                -------------        -------------        -------------
Gabelli Asset Management Inc.                       $100                $ 92.86              $189.65
Russell 2000 Index                                  $100                $118.10              $113.00
Peer Group Index                                    $100                $113.62              $183.37

                      CERTAIN OWNERSHIP OF GABELLI'S STOCK

     The following table sets forth, as of March 15, 2001, certain information with respect to all persons known to Gabelli who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                                              TITLE OF    BENEFICIAL    PERCENT OF
NAME OF BENEFICIAL OWNER*                                      CLASS      OWNERSHIP       CLASS
-------------------------                                     --------    ----------    ----------
Baron Capital Group, Inc. ..................................  Class A        770,500(1)    14.0%
Roger Engemann & Associates, Inc. ..........................  Class A        529,924(2)     9.6%
Mario J. Gabelli............................................  Class A        113,265        2.1%
                                                              Class B     24,000,000(3)     100%
Bruce N. Alpert.............................................  Class A          6,000         **
Douglas R. Jamieson.........................................  Class A          2,000         **
James E. McKee..............................................  Class A          1,000         **
Robert S. Zuccaro...........................................  Class A          1,000         **
Raymond C. Avansino, Jr. ...................................  Class A         84,000(4)     1.5%
John C. Ferrara.............................................  Class A         10,000         **
Paul B. Guenther............................................  Class A         10,000         **
Eamon M. Kelly..............................................  Class A          4,650         **
Karl Otto Pohl..............................................  --                  --         --
All Directors and Executive Officers as a Group.............  Class A        231,915        4.2%
                                                              Class B     24,000,000        100%

---------------
  (*) The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Baron Capital Group, Inc., 767 Fifth Avenue, New York, NY 10153; Roger Engemann & Associates, Inc., 600 North Rosemead Blvd., Pasadena, CA 91107; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

 (**) Represents beneficial ownership of less than 1%.

(1) As reported in an amendment to Schedule 13G, dated February 14, 2001. According to this filing, Baron Capital Group, Inc. and Ronald Baron beneficially own 770,500 shares, BAMCO, Inc. beneficially owns 612,000 shares, Baron Capital Management, Inc. beneficially owns 158,500 shares, and Baron Growth Fund and Baron Small Cap Fund each beneficially own 299,000 shares, and each of the reporting persons has shared voting and dispositive power with respect to these shares, except that Ronald Baron, Baron Capital Group, Inc. and Baron Capital Management, Inc. do not have any voting power over 20,000 shares reported as beneficially owned by them. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons.

(2) As reported in a Schedule 13G, dated January 23, 2001. According to this filing, Roger Engemann & Associates, Inc. and Pasadena Capital Corporation have shared voting and dispositive power with respect to these shares.

(3) Owned by Gabelli Group Capital Partners, Inc. ("GGCP") and two of its subsidiaries. Mr. Gabelli disclaims beneficial ownership of these shares in excess of his approximately two-thirds ownership interest in GGCP.

(4) 60,000 shares are owned by entities for which Mr. Avansino serves as a director and officer. Mr. Avansino disclaims beneficial ownership of these 60,000 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that our directors and executive officers and other shareholders who may own 10% or more of Gabelli's common stock have complied with the requirements of Section 16(a) the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gabelli Group Capital Partners, Inc. ("GGCP"), formerly known as Gabelli Funds, Inc. ("GFI"), owns all of the Class B Stock representing approximately 98% of the combined voting power and 81% of the shares of Gabelli's outstanding stock.

     Prior to the Offering, the Company and GFI entered into a Management Services Agreement, with a one year term and renewable annually, under which the Company will provide certain services for GFI, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of its business and providing personnel to perform certain administrative services. The Management Services Agreement was renewed in May 2000. Pursuant to the Management Services Agreement, GGCP paid the Company $200,000 in 2000.

     As of December 5, 1997, GFI entered into a master lease agreement with M(4)E, LLC, which is owned by the sons and daughter of Mr. Gabelli, for a 60,000 square foot building, of which approximately 40,000 square feet are currently subleased to other tenants. The master lease for the building and property, which is located at 401 Theodore Fremd Avenue, Rye, New York (the "Building"), expires on April 30, 2013. From December 5, 1997 through December 31, 2002, GFI has agreed to pay rent equal to $720,000 per year. From January 1, 2003 through December 31, 2003, the rent will increase to $756,000 per year. From January 1, 2004 through April 30, 2013, the rent will be a minimum of $756,000 per year, adjusted for inflation. GFI agreed to be responsible under the master lease for all operating expenses, costs of electricity and other utilities and taxes. As of February 9, 1999, GFI assigned all of its rights and obligations under the master lease to the Company.

     As of December 5, 1997, GFI subleased to Lynch Corporation, an entity for which Mario J. Gabelli serves as Chairman and is an approximately 28% stockholder, approximately 5,000 square feet in the Building. The sublease has a five-year term. With the assignment of the master lease, the Company became the successor as landlord to GFI under this sublease. Lynch Corporation pays rent to the Company at the rate of $18 per square foot, subject to adjustment for increases in taxes and other operating expenses, plus a minimum payment of $2.50 per square foot for electricity. Lynch Corporation assigned all of its rights and obligations under the sublease to Lynch Interactive Corporation as of September 1, 1999.

     As of March 1, 2000, the Company entered into a sublease with Lynch Corporation for approximately 1,152 square feet in the Building. The sublease was for a one-year term and was extended on a month-to-month basis. Lynch Corporation pays rent to the Company at the rate of $25 per square foot, subject to adjustment for increases in taxes and other operating expenses, plus a minimum payment of $2.50 per square foot for electricity.

     GAMCO Investors, Inc. ("GAMCO"), a wholly owned subsidiary of the Company, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc., which is wholly owned by Mr. Gabelli, and to Gabelli Securities, Inc. ("GSI"), a majority owned subsidiary of the Company, with respect to the private investment funds managed by each of them. Pursuant to such agreements, GSI and MJG Associates, Inc. each paid GAMCO $50,000 (excluding reimbursement of expenses) in 2000.

     Gabelli Securities International Limited ("Gabelli Securities International") was formed in 1994 to provide management and investment advisory services to offshore funds. Marc J. Gabelli, a portfolio manager of the Company and the son of Mr. Gabelli, owns 55% of Gabelli Securities International and GSI owns the remaining 45%.

     In 1994, Gabelli International Gold Fund Limited ("GIGFL"), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed and Gabelli Securities International entered into an agreement to provide management services to GIGFL. GSI in turn entered into an agreement with Gabelli Securities International to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, GSI received investment management fees of $8,095 in 2000.

     In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International and Gemini Capital Management, LLC ("Gemini"), an entity owned by Marc J. Gabelli, were engaged by the fund as investment advisors as of July 1, 1999. Gabelli Securities International and Gemini each received half of the incentive fee, approximately $44,810, paid by the fund to the investment advisors in 2000. The fund paid half of the management fees in 2000, approximately $105,485, to Gabelli Securities International which it in turn paid to GSI.

     In April 1999, GSI formed Gabelli Global Partners, L.P., an investment limited partnership for which GSI and Gemini are the general partners. Gemini received half of the incentive and management fees paid by the partnership to the general partners in the amount of $121,200 in 2000.

     In December 1999, Gabelli European Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International was engaged as an investment advisor by the fund as of January 1, 2000. For services rendered by GSI, Gabelli Securities International paid GSI all of the incentive and management fees it received in 2000 from the fund in the amount of $67,291.

     Effective January 1, 1999, Gabelli Funds, LLC, a subsidiary of the Company, entered into an agreement to provide advisory and administration services to Gemini with respect to the funds it manages. Pursuant to this agreement, Gemini paid Gabelli Funds, LLC $5,000 in 2000.

     In May 1999, Gabelli & Company, Inc., a subsidiary of the Company, was retained on a non-exclusive basis by East/West Communications, Inc. ("East/West"), an entity for which Mr. Gabelli served as a director and was a non-controlling shareholder, to act as a finder to assist East/West in the realization of the value of its wireless communications licenses. Gabelli & Company, Inc. introduced East/West to several potential buyers, including Omnipoint Corporation ("Omnipoint"). In February 2000, East/West merged with Omnipoint which immediately thereafter concluded a transaction with VoiceStream Wireless Holding Corporation ("VoiceStream"). As a result, Gabelli & Company, Inc. received 25,000 shares of Omnipoint stock which shares were immediately converted into $200,000 in cash and 20,625 shares of VoiceStream stock, which the Company sold in the first quarter of 2000 for $2,791,456.

     In June 1999, Lynch Telephone Corporation IX, a subsidiary of Lynch Corporation, agreed to pay GSI a finder's fee of $100,000 in connection with the acquisition of a telephone company. This fee was paid by transferring to GSI in December 2000 all of the stock of Lynch Capital Corporation, a registered broker-dealer, which at the time of transfer had $40,000 in cash or securities.

     In 2000, the Company reimbursed GGCP in the amount of $112,829 for the GGCP's incremental costs (but not the fixed costs) relating to the Company's use of an airplane in which GGCP owns a fractional interest.

     Prior to the Offering, the Company and Mr. Gabelli entered into an Employment Agreement which provides, among other things, that Mr. Gabelli or his asignee will receive a deferred payment of $50 million on January 2, 2002, plus interest payable quarterly at an annual rate of 6%. Mr. Gabelli or his assignee received interest on the deferred payment in the amount of $3 million in 2000.

     In connection with the acquisition of a limited partnership interest in a private fund managed by the Company, Mr. Jamieson executed a demand note with respect to a loan of $350,000, which accrues interest at an annual rate of 7%. In connection with the purchase of shares of GSI, Mr. Zuccaro and Matthew R. Gabelli, a Vice President - Trading of the Company and the son of Mr. Gabelli, executed demand notes with respect to loans of $72,420 and $66,409, respectively, each of which accrue interest at the rate of 7%.

     The Company has an agreement with Mr. Karl Otto Pohl to pay him an annual retainer fee equal to the difference between $250,000 and the amounts received by Mr. Pohl directly from the Mutual Funds for his service on the boards of directors of the Mutual Funds. The Mutual Funds did not pay Mr. Pohl any amount in 2000.

     As required by the Company's Code of Ethics, the Company's staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of the Company's staff members, including senior management, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates.

                         REPORT OF THE AUDIT COMMITTEE

     Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Audit Committee. In this report, the term "we" refers to the members of the Audit Committee.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as Appendix A to this proxy statement. Our job is one of oversight as set forth in our charter. Gabelli's management is responsible for preparing Gabelli's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of Gabelli in conformity with generally accepted accounting principles.

     We have reviewed and discussed Gabelli's audited 2000 financial statements with management and with Ernst & Young LLP, Gabelli's independent auditors.

     We have discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     We have received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Ernst & Young LLP its independence.

     Based on the review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in Gabelli's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Eamon M. Kelly (Chairman)
                                          Raymond C. Avansino, Jr.
                                          John C. Ferrara

                            INDEPENDENT ACCOUNTANTS

SELECTION OF ERNST & YOUNG LLP

     In November 2000, the Audit Committee considered and recommended, and Gabelli's Board of Directors approved, the selection of Ernst & Young LLP to be our independent accountants for the year ending December 31, 2000. Gabelli has not selected auditors for the current year, since its normal practice is for the Audit Committee and the Board to make the selection later in the year. Ernst & Young LLP has been Gabelli's independent auditors since its inception in 1998. Representatives of this firm will be present at the meeting. They will have the opportunity to make a statement and respond to appropriate questions from shareholders.

ERNST & YOUNG LLP FEES FOR 2000

     Audit Fees. Fees billed to Gabelli by Ernst & Young LLP with respect to the audit of the 2000 financial statements and interim reviews of quarterly financial statements for 2000 were $274,000.

     Financial Information Systems Design and Implementation Fees. No services were performed and no fees were billed to Gabelli by Ernst & Young LLP in connection with financial information systems design and implementation projects for 2000.

     All Other Fees. All other fees billed to Gabelli by Ernst & Young LLP with respect to 2000 were $90,000, which fees were for tax consulting and tax return preparation.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Ernst & Young's independence.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Qualified shareholders who want to have proposals presented at our 2002 annual meeting must deliver them to Gabelli by December 20, 2001, in order to be considered for inclusion in next year's proxy statement and proxy.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the meeting other than the election of directors. As stated in an earlier section, if other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Gabelli.

     We will provide a free copy of Gabelli's Annual Report on Form 10-K for the year ended December 31, 2000. Requests should be in writing and addressed to Gabelli's Chief Financial Officer (Robert S. Zuccaro Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580).

                                                                      APPENDIX A

                         GABELLI ASSET MANAGEMENT INC.
                     AUDIT COMMITTEE OF BOARD OF DIRECTORS
                                 AUDIT CHARTER

ORGANIZATION

     The Board annually will appoint not less than three Directors as members of the Committee, all of which shall be independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationships which may interfere with the exercise of their independence from management and the Company. Each member of the Committee shall be financially literate with at least one member having accounting or related financial management expertise, as such qualifications are interpreted by the Company's Board of Directors in its business judgement.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries. The Committee will also review all consulting services provided by the independent auditors on behalf of management or the board of directors.

     - Review all issues related to any change of the independent auditors and ensure adequate steps for an orderly transition.

     - Review factors that might impair or be perceived to impair the independence of the independent auditors.

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     - Review and concur with management's appointment, termination, or replacement of any manager of internal audit.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditors' compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor if any, and financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

     - Review the internal audit function of the company, if any, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Inquire of management, the internal auditor, if any, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee, or his nominee, may represent the entire committee for purposes of this review.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to ascertain if the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     - Provide sufficient opportunity for the internal auditor, if any, and the independent auditors to meet separately with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

     - Review accounting and financial human resources and succession planning within the Company.

     - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

     - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     - Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions; recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. State whether the committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the auditors disclosures regarding the auditors' independence and discussed with the auditors the auditors' independence and (iv) recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

CHAIRPERSON

     The Board will appoint a member as Chair of the Committee. In the event of the Chairperson's absence, the Committee may select another member as Chairperson.

MEETINGS

     The Committee will determine the date, time and place for its meetings. The Committee may meet on written or verbal notice from the Chairperson or upon notice from the independent auditor. Any member of the Board may also call a special meeting of the Committee by written request and invite other Board members to attend. The Committee may establish those procedures for the conduct of its business it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the casting vote.

QUORUM

     A majority, but not fewer than two, members of the Committee constitute a quorum for the transaction of business.

DECISIONS

     The Committee will report its recommendations and decisions to the Board at the Board's next regular meeting.

SECRETARY AND MINUTES

     The Chairperson of the Committee will appoint a person to act as Secretary of the Committee. The minutes of the Committee meeting will be in writing and duly entered in the books of the Corporation.

                                     PROXY

                         GABELLI ASSET MANAGEMENT INC.

                   Proxy Solicited by the Board of Directors
              for the Annual Meeting of Shareholders, May 15, 2001

                 (see Proxy Statement for discussion of items)

    The undersigned hereby appoints Mario J. Gabelli, James E. McKee and Robert
S. Zuccaro, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Gabelli Asset Management Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2001 Annual Meeting of Shareholders of Gabelli Asset Management Inc., or any adjournment thereof.

   SEE REVERSE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
      SIDE                                                                           SIDE

        Please mark
 X      votes as in this
        example

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of six directors, each for a one-year term.

Nominees: (01) Raymond C. Avansino, Jr., (2) John C. Ferrara, (03) Mario J. Gabelli, (04) Paul B. Guenther, (05) Eamon M. Kelly and (06) Karl Otto Pohl

         FOR                                       WITHHOLD
         ALL                                       FROM ALL
      NOMINEES                                     NOMINEES

   ----------------------------------------------------------

   For all nominees except as noted above

Signature:
------------------------------------- Date:
---------

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Item 1 and at the discretion of the proxies on any other matter that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT

   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

   Please sign, date and return promptly in the accompanying envelope.

   Signature:
   ------------------------------------- Date:
   ------------